Exhibit 99.1

COWEN GROUP AND LABRANCHE & CO STOCKHOLDERS APPROVE MERGER

NEW YORK, NY, June 16, 2011– Cowen Group, Inc. (“Cowen”) (NASDAQ: COWN) and LaBranche & Co Inc. (“LaBranche”) (NYSE: LAB) today announced that, at separate special meetings held on June 15, 2011, stockholders of both companies have voted to approve their merger. At the LaBranche stockholders meeting, more than 66 percent of the shares outstanding (more than 84 percent of the shares represented at the meeting) were voted in favor of the adoption of the merger agreement between Cowen and LaBranche, constituting a majority of the outstanding LaBranche shares. At the Cowen stockholders meeting, more than 80 percent of the Cowen shares outstanding (more than 99 percent of the shares represented at the meeting) were voted in favor of the issuance of shares of Cowen Class A common stock to LaBranche stockholders pursuant to the merger agreement.

“We are very pleased that stockholders of both companies have given their support for this transaction,” commented Peter Cohen, Cowen’s Chairman and Chief Executive Officer. “We believe that the combination of our two companies will create immediate and long-term value for our stockholders and clients. Following today’s approval by stockholders, we will work to obtain the requisite regulatory approvals needed to close the transaction and begin the process of integrating the companies to realize the synergies and opportunities expected from the combination.”

The merger remains subject to the receipt of certain requisite regulatory approvals and as previously announced, the companies continue to expect the transaction to close in the late second quarter or early third quarter of 2011.

About LaBranche & Co Inc.

The LaBranche & Co Inc. is the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in exchange-traded funds on various exchanges domestically and internationally.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment management, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates makes up the Company's alternative investment management segment, while Cowen and Company is its broker-dealer segment. Its alternative investment management products, solutions and services include hedge funds, replication products, managed futures funds, fund of funds, real estate, health care royalty funds and cash management services. Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements including statements relating to the market opportunity and future business prospects of LaBranche and Cowen. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Consequently, all forward-looking statements made during this communication are qualified by those risks, uncertainties and other factors.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger among Cowen, LaBranche and Louisiana Merger Sub, Inc. (the "Merger Agreement"); (2) the outcome of any legal proceedings that may be instituted against Cowen, LaBranche or others following announcement of the Merger Agreement and transactions contemplated therein; (3) the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement; (4) the risk that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the announcement and consummation of such transactions; (5) the ability to recognize the anticipated benefits of the combination of Cowen and LaBranche, including potential cost savings; and (6) the possibility that Cowen or LaBranche may be adversely affected by other economic, business, and/or competitive factors.

Actual results may differ materially and reported results should not be considered an indication of future performance. Please reference the SEC filings of LaBranche and Cowen, which are available on their respective web sites, for detailed descriptions of factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Additional information concerning these and other risk factors is contained in the joint proxy statement/prospectus, as well as LaBranche’s and Cowen's most recently filed Annual Reports on Form 10-K and Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, as such filings may be amended from time to time.

Certain statements in this communication relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Except for the ongoing obligations of LaBranche and Cowen to disclose material information under the federal securities laws, neither LaBranche nor Cowen undertakes any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

LaBranche & Co Inc.:

Jeffrey A. McCutcheon, 212-820-6220

Senior Vice President & Chief Financial Officer

Cowen Group, Inc.:

Peter Poillon, 646-562-1983

Head of Investor Relations

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